Exhibit 99.1

VERSES AI INC. ANNOUNCES MANAGEMENT CHANGES

David T. Scott Appointed Interim CEO, Succeeding Gabriel René. Board Search for a Permanent CEO is Underway

VANCOUVER, British Columbia, Feb 10, 2026 – VERSES AI Inc. (CBOE:VERS) (OTCQB:VRSSF) (“VERSES’’ or the “Company”), a cognitive computing company specializing in next-generation agentic software systems, announces that the Company’s founders Gabriel René and Dan Mapes have each resigned for personal reasons from their positions with the Company as Chief Executive Officer and Global Brand Ambassador, respectively, as well as their membership on the Company’s board of directors (the “Board”), and that David T. Scott has been appointed Interim Chief Executive Officer. Additionally, the Company announces that the Company’s Chief Accounting Officer Kevin Wilson has exited the Company.

“We believe that David brings a rare combination of public-company leadership, operational discipline, and entrepreneurial execution to the role of Chief Executive Officer” stated Michael Blum, the Chair of the Board. “Over a 30-year career spanning Amazon Web Services, Twitter, AT&T, and multiple public and private technology companies, David has led large, complex organizations through periods of transformation, growth, and financial rigor and he has managed multi-billion-dollar budgets, scaled global teams, reduced costs while accelerating go-to-market execution, and successfully translated deep technology and research into commercial outcomes” continued Mr. Blum. “As a serial entrepreneur, board director, and former interim CMO of AWS, David is recognized for building transparent, performance-driven organizations focused on accountability, capital efficiency, and sustainable shareholder value” concluded Mr. Blum.

“I’m honored to step into the role of Interim CEO and confident in the strength of the technology VERSES has built,” said Interim CEO David T. Scott. “Gabriel and Dan created an exceptional company and laid a powerful foundation through their vision and commitment, and I’m grateful for the team that continues to build on that work. Our focus now is straightforward and transparent: converting our R&D into commercial products, executing a disciplined go-to-market strategy, and driving near-term revenue—beginning with opportunities in the financial services sector” continued Mr. Scott.

Furthermore, the Company continues to advance its cost-reduction and operational-efficiency initiatives, and that near-term efforts are focused on pursuing revenue opportunities in the financial sector, as well as leveraging the Company’s financial services products and applied research to accelerate commercialization.

Further details will be provided in a webinar on Tuesday February 17, 2026 - and a registration link will be published on company channels.

About VERSES

VERSES is a cognitive computing company building next-generation agentic software systems modeled after the wisdom and genius of Nature. Designed around first principles found in science, physics and biology, our flagship product, Genius™, is an agentic enterprise intelligence platform designed to generate reliable domain-specific predictions and decisions under uncertainty. Imagine a Smarter World that elevates human potential through technology inspired by Nature. Learn more at verses.ai, LinkedIn and X.

On behalf of the Company

David T Scott, Interim CEO

Press Inquiries: press@verses.ai

Investor Relations Inquiries

James Christodoulou, Chief Financial Officer

ir@verses.ai

(212) 970-8889

Cautionary Note Regarding Forward-Looking Statements

This news release contains statements which constitute “forward-looking information” or “forward-looking statements” within the meaning of applicable securities laws, including statements regarding the plans, intentions, beliefs and current expectations of the Company with respect to future business activities and plans of the Company. Forward-looking information and forward-looking statements are often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions.

The forward–looking statements and information are based on certain key expectations and assumptions made by the management of the Company. As a result, there can be no assurance that such plans will be completed as proposed or at all. Such forward-looking statements are based on a number of assumptions of management. Although management of the Company believes that the expectations and assumptions on which such forward-looking statements and information are based are reasonable, undue reliance should not be placed on the forward–looking statements and information since no assurance can be given that they will prove to be correct.

Forward-looking statements and information are provided for the purpose of providing information about the current expectations and plans of management of the Company relating to the future. Readers are cautioned that reliance on such statements and information may not be appropriate for other purposes, such as making investment decisions. Since forward–looking statements and information address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors and risks. Accordingly, readers should not place undue reliance on the forward–looking statements and information contained in this news release. Readers are cautioned that the foregoing list of factors is not exhaustive.

The forward–looking statements and information contained in this news release are made as of the date hereof and no undertaking is given to update publicly or revise any forward–looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. The forward-looking statements or information contained in this news release are expressly qualified by this cautionary statement.